UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 28, 2025

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Ansin Blvd, Suite A
Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 28, 2025, NextPlat Corp (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), closed below $1.00 per share for 30 consecutive trading days, the Company no longer met the minimum bid price requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until October 27, 2025, to regain compliance with the Bid Price Requirement.

On October 28, 2025, the Company received a letter from the Staff notifying that the Company is eligible for a second 180-day period, or until April 27, 2026 (the “Second Grace Period”) to regain compliance with the Bid Price Requirement. According to the notification from Nasdaq, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other Nasdaq initial listing standards, with the exception of the Bid Price Requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this Second Grace Period, the closing bid price of the Common Stock is at least $1 per share for a minimum of 10 consecutive business days (which may be extended to 20 consecutive business days in the discretion of the Nasdaq staff), Nasdaq will provide the Company with written confirmation of compliance.

The letter has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market.

The Company remains committed to maintaining its listing on Nasdaq and is actively evaluating and pursuing all available options to regain compliance with the minimum bid price requirement within the prescribed timeframe.

Item 8.01 Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release (the “Press Release”) reporting on Nasdaq’s grant of the Second Grace Period, a copy of which Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing disclosure is qualified by the full text of the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: October 30, 2025